UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2022

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

4203 Yoakum Blvd., Suite 100, Houston, Texas 77006
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (281) 933-3339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.       Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On April 12, 2022, ION Geophysical Corporation (the “Company” or “ION”)), GX Technology Corporation, ION Exploration Products (U.S.A.), and I/O Marine Systems, Inc. (collectively, with the Company, the “Company Parties”) entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with (i) certain lenders (the “Supporting Lenders”) party to that certain Revolving Credit and Security Agreement dated as of August 22, 2014 (the “Credit Agreement”), among ION, as borrower, each of ION’s subsidiary borrowers party thereto, Ankura Trust Company, LLC, as agent for the Supporting Lenders, and the Supporting Lenders party thereto and (ii) certain holders (the “Supporting Holders”) of ION’s outstanding 8.000% Senior Secured Second Priority Notes due 2025 (the “2025 Notes”), issued pursuant to that certain indenture dated as of April 20, 2021, among ION, as issuer, each of the guarantors party thereto, UMB Bank, National Association, as trustee, and UMB Bank, National Association, as collateral agent, and the holders from time to time party thereto (the Supporting Lenders and the Supporting Holders are referred to collectively herein as the “Supporting Creditors”). Upon entry into the Restructuring Support Agreement, the Supporting Lenders held, in the aggregate, approximately 100% of the aggregate outstanding principal amount of the loans under the Credit Agreement, and the Supporting Holders held, in the aggregate, approximately 80% of the aggregate outstanding principal amount of the 2025 Notes. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to them in the Restructuring Support Agreement.

The Restructuring Support Agreement contemplates a financial restructuring of the Company (the “Restructuring”) to be effected in accordance with the terms set forth in the chapter 11 plan of reorganization (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”) and the commencement by the Company Parties of voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

The Restructuring is anticipated to be implemented in accordance with the Restructuring Support Agreement and the related Definitive Documents (as defined in the Restructuring Support Agreement), including the Plan and the Disclosure Statement, which, among other things, contemplate:

●	(i) a debt-for-equity exchange paired with the potential sale of certain Company assets to one or more third parties or (ii) a sale of substantially all of the Company's assets; and
●	the provision by certain of the Supporting Creditors of a $2,500,000, senior secured, super priority debtor in possession financing facility.

The Restructuring Support Agreement contains certain covenants on the part of each of the Company Parties and the Supporting Creditors, including commitments by the Supporting Creditors to vote in favor of the Plan and commitments of the Company Parties to negotiate in good faith to finalize the documents and agreements governing the Restructuring. The Restructuring Support Agreement also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including, without limitation, the failure to achieve certain milestones and certain breaches by the parties under the Restructuring Support Agreement.

Although the Company Parties intend to pursue the Restructuring in accordance with the terms sets forth in the Restructuring Support Agreement, there can be no assurance that the Company Parties will be successful in completing the Restructuring in such manner.

The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company or the Company Parties. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, including each of the exhibits attached thereto, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Chapter 11 Filing

On April 12, 2022, the Company Parties (referred to as the “Debtors”) filed the Chapter 11 Cases in the Bankruptcy Court. The Debtors have filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption In re: ION GEOPHYSICAL CORPORATION, et al.

The Debtors will continue to operate their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

The foregoing description of the Chapter 11 Cases is not complete and is qualified in its entirety by reference to the full text of the Disclosure Statement and the Plan, a copy of each of which is included as an exhibit to the Restructuring Support Agreement filed herewith as Exhibit 10.1, and each of which is incorporated herein by reference.

Item 1.03.       Bankruptcy or Receivership.

The information disclosed under Item 1.01 above is incorporated herein by reference.

Item 2.04.          Triggering Events that Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above constitutes an event of default that accelerates the Company’s obligations under the following debt instruments (the “Debt Instruments”):

●	$15.6 million in outstanding aggregate principal amount under the Credit Agreement; and
●	$116.2 million in outstanding aggregate principal amount of the 2025 Notes.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments will be automatically stayed as a result of the Chapter 11 Cases, and the creditors’ right of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01.         Regulation FD Disclosure.

In connection with the matters described herein, the Supporting Holders under the Company’s 2025 Notes and the Supporting Lenders under the Company’s Credit Agreement agreed to not exercise any remedies under such documents through April 12, 2022. On April 11, 2022, the Company issued a press release announcing these forbearance extensions. The full text of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

On April 12, 2022, the Company issued a press release announcing entry into the Restructuring Support Agreement and the filing of the Chapter 11 Cases. The full text of the press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The Company previously entered into confidentiality agreements (collectively, the “NDAs”) with the Supporting Creditors. Pursuant to the NDAs, the Company has agreed to publicly disclose certain information, including material non-public information disclosed to such Supporting Creditors (the “Cleansing Material”), upon the occurrence of certain events as set forth in the NDAs. A copy of the Cleansing Material is furnished herewith as Exhibit 99.3 to this Current Report on Form 8-K. Certain of the Cleansing Material, due to the passage of time, changes in the Company’s facts and circumstances, or otherwise, may no longer be relevant to an evaluation of the Company, its businesses or the proposed Restructuring. All interested parties are encouraged to read all filings and information related to the Chapter 11 Cases, including the Plan and the Disclosure Statement, as they become available and which can be found at the agent website described below.

At the request of the Supporting Creditors, the Company is also disclosing its initial 13-week cash forecast, which is furnished herewith as Exhibit 99.4 to this Current Report on Form 8-K. This forecast is subject to change without notice. All interested parties are encouraged to read all filings and information related to the Chapter 11 Cases as they become available and which can be found at the agent website described below.

Court filings and other information related to the Chapter 11 Cases are available at https://dm.epiq11.com/IONGeo, by calling (855) 604-1746 (toll free) or +1 (503) 597- 7702 (international), or sending an email to iongeoinfo@epiqglobal.com.

The information in this Item 7.01, including Exhibits 99.1 to 99.4, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward Looking Statements

The information herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include information and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the Company’s ability to consummate the Restructuring Transactions; the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court; the ability of the Company to confirm and consummate the Plan; the Company’s ability to comply with the milestones set forth in the Restructuring Support Agreement; the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents; the length of time that the Company will operate under Chapter 11 protection; risks associated with third-party motions in the Chapter 11 Cases; increased levels of employee attrition during the Chapter 11 Cases; the risks associated with the timing and development of ION Geophysical Corporation’s products and services; pricing pressure; decreased demand; changes in oil prices; agreements made or adhered to by members of OPEC and other oil producing countries to maintain production levels; the COVID-19 pandemic; the ultimate benefits of our completed restructuring transactions; political, execution, regulatory, and currency risks; the outcome or changes, if any, of our consideration of various strategic alternatives; and the impact to our liquidity in the current uncertain macroeconomic environment, including the war in Ukraine. For additional information regarding these various risks and uncertainties, see our Form 10-K for the year ended December 31, 2020, filed on February 12, 2021, and our Forms 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed on May 6, 2021, August 12, 2021, and November 3, 2021, respectively. Additional risk factors, which could affect actual results, are disclosed by the Company in its filings with the Securities and Exchange Commission (SEC), including its Form 10-K, Form 10-Qs and Form 8-Ks filed during the year. The Company expressly disclaims any obligation to revise or update any forward-looking statements.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Restructuring Support Agreement, dated April 12, 2022, including Disclosure Statement and Plan.
99.1	Press Release, dated April 11, 2022
99.2	Press Release, dated April 12, 2022
99.3	Cleansing Material
99.4	13-week Forecast dated April 11, 2022.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ION GEOPHYSICAL CORPORATION

By: /s/ Matthew Powers Matthew Powers Executive Vice President, General Counsel and Corporate Secretary
Date: April 13, 2022